Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


WERNER ENTERPRISES TO PARTICIPATE IN FOUR UPCOMING TRANSPORTATION AND
                       INDUSTRIAL CONFERENCES

Omaha, Nebraska, August 23, 2012:
--------------------------------

      Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in four upcoming transportation and industrial conferences during the month of September. At each conference, Werner will be represented by John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner.
     Werner will first participate in the Fifth Annual Dahlman Rose & Co. Global Transportation Conference on Wednesday, September 5, 2012 in New York City, New York. At the conference, Mr. Steele will summarize Werner's business and operations during a presentation and question-and-answer ("Q&A") discussion with the investment community and during meetings with investors. The presentation and Q&A discussion are currently scheduled to begin at 11:25 a.m. (EDT) and will be approximately 30 minutes in length.
      Werner will also take part in the Deutsche Bank 2012 Aviation and Transportation Conference on Thursday, September 6, 2012 in New York City, New York. During a 30-minute session, Mr. Steele will provide a general business overview of Werner in a presentation and Q&A discussion for investment professionals. The session is currently scheduled to begin at 10:20 a.m. (EDT). Mr. Steele will also conduct meetings with investors at the conference.
     Mr. Steele will next represent Werner at the RBC Capital Markets 2012 Global Industrials Conference on Tuesday, September 11, 2012 in Las Vegas, Nevada. Mr. Steele will provide a general business summary of Werner to the investment community during a 30-minute fireside chat and Q&A discussion that is currently scheduled to begin at 8:35 a.m. (PDT). During the conference, Mr. Steele will also take part in meetings with investors.
     Werner will then participate in the 2012 Citi Global Industrials Conference on Wednesday, September 19, 2012 in Boston, Massachusetts. At the conference, Mr. Steele will summarize Werner's business and operations during a presentation followed by a Q&A discussion. The presentation and Q&A discussion are currently scheduled to begin at 10:15 a.m. (EDT) and will be approximately 40 minutes in length. During the conference, Mr. Steele will also take part in meetings with investors.

     The investor materials provided by Werner at each conference, as well as a live webcast of each conference presentation and Q&A discussion, will be publicly available on the respective conference date on the internet through the "Investors" link on the Werner website at www.werner.com. The investor materials and replays of the audio webcasts will then be archived and accessible by the public on the Werner website during the 30-day period following each individual conference date.
      The conference dates and times provided in this press release may be subject to change. Should any such changes occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the respective conference date for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.
      Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated van, temperature-controlled and flatbed; medium-to-long-haul, regional and local van; and expedited services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal and international services. International services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.
      Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.
      This press release, as well as the investor materials provided by and the oral public statements made by any Werner representative during the conference presentations, discussions, meetings and webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2011. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.